
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                           7,041
<SECURITIES>                                    15,088
<RECEIVABLES>                                    4,558
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                30,934
<PP&E>                                           4,809
<DEPRECIATION>                                   3,027
<TOTAL-ASSETS>                                  32,999
<CURRENT-LIABILITIES>                           11,088
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             7
<OTHER-SE>                                      21,904
<TOTAL-LIABILITY-AND-EQUITY>                    32,999
<SALES>                                         20,145
<TOTAL-REVENUES>                                20,145
<CGS>                                              272
<TOTAL-COSTS>                                   20,145
<OTHER-EXPENSES>                                 7,066<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 863
<INCOME-PRETAX>                                (6,197)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            (6,197)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (6,197)
<EPS-PRIMARY>                                   (0.95)
<EPS-DILUTED>                                   (0.95)<F2>

<F1>In connection with the acquisition of Lor/Geske Bock Associates, Inc., the
Company recognized a one-time expense amounting to $7.1 million of in process research and development.
<F2>In the first nine months of 1996, common share equivalents, if included, would have an anti-dilutive effect on the net loss per share calculation, and are therefore excluded from the fully diluted calculation. If included, the net loss per share would be $0.82 per share.

